Exhibit 99.1

press release

Sierra Health Services, Inc. 2724 North Tenaya Way Las Vegas, Nevada 89128 (702) 242-7000

FOR IMMEDIATE RELEASE
CONTACTS:	Peter O'Neill VP, Public & Investor Relations (702) 242-7156	Paul Palmer SVP, Chief Financial Officer (702) 242-7112

SIERRA REPORTS YEAR-END, FOURTH QUARTER 2003 RESULTS
Annual Revenues Up 16%; Income From Continuing Operations Up 94%

       Las Vegas, January 28, 2004 - Sierra Health Services, Inc. (NYSE:SIE) reported today that income from continuing operations for the quarter ended December 31, 2003 was $24.0 million, or $0.80 per diluted share, compared to income from continuing operations of $12.2 million, or $0.39 per diluted share for the quarter ended December 31, 2002, an increase of 96.3%. For discontinued operations, net losses were $19.2 million for the quarter, compared to net losses of $7.7 million for the same period in 2002. Net income for the quarter was $4.8 million, or $0.16 per diluted share, compared to $4.5 million, or $0.14 per diluted share for the same period in 2002.

       Income from continuing operations for the year ended December 31, 2003 was $82.1 million, or $2.70 per diluted share, compared to $42.3 million, or $1.36 per diluted share for the year ended December 31, 2002, an increase of 94.1%. For discontinued operations, net losses were $19.8 million for the year, compared to net losses of $5.9 million for 2002. Net income for the year was $62.3 million, or $2.05 per diluted share, compared to $36.4 million, or $1.17 per diluted share for the year 2002.

       Revenues from continuing operations for the quarter were $373.4 million, an increase of 14.2% over the $326.9 million for the same period in 2002. Annual revenues from continuing operations were $1.5 billion for 2003, compared to $1.3 billion for 2002, an increase of 16.2%.

       In March 2003, Sierra completed an offering of $115 million aggregate principal amount of its 2¼% senior convertible debentures, due 2023. Under the terms of the conversion rights, debenture holders have the right to convert their debentures during the following fiscal quarter, if the sale price of Sierra's common stock equals or exceeds $21.95 for at least twenty days in a period of thirty consecutive trading days ending on the last trading day of the preceding fiscal quarter. On December 17, the company announced that under these terms, debenture holders could exercise the right to convert their debentures during the first quarter of 2004.

       On a proforma basis, assuming dilution from the convertible debentures had taken place in 2003, Sierra's income from continuing operations would have been $0.68 per diluted share for the fourth quarter and $2.28 per diluted share for the year ended December 31, 2003. For the year 2004, assuming the dilution has taken affect, the company now believes it will earn between $2.65 and $2.75 per share.

       In the fourth quarter, Sierra purchased 1.8 million shares of its common stock in the open market for $46.7 million. During the year 2003, the company purchased 5.3 million shares of its common stock for $99.4 million, at an average price of $18.63 per share. For the year 2004, the company has negotiated a new bank amendment allowing further stock purchases of up to $60 million.

       Cash flow from continuing operations was $84.8 million for the fourth quarter of 2003 and $152.9 million for the year ended December 31, 2003. This compares to $44.2 million for the fourth quarter of 2002 and $136.6 million for the year ended December 31, 2002. Total external debt from continuing operations was $116.8 million at December 31, 2003, compared to $60.9 million at December 31, 2002. At year-end 2003, no amounts were drawn on the company's line of credit. For continuing operations, Sierra's total external debt to capital ratio now stands at 44%, compared to 28% at the end of 2002.

       In the fourth quarter, Sierra's medical care ratio improved 440 basis points to 74.8% from 79.2% for the same period in 2002. The medical care ratio for the year 2003 improved 390 basis points to 76.3% from 80.2% in 2002. In the fourth quarter, as a percentage of total revenue, general and administrative expenses from continuing operations improved 90 basis points to 9.5% from 10.4% in the same period in 2002. General and administrative expenses for the year 2003 improved 130 basis points to 9.2% from 10.5% in 2002.

       "In 2003, we saw exceptional performance from our core operations," said Anthony M. Marlon, M.D., chairman, president and chief executive officer of Sierra. "This performance has allowed us to grow membership, revenues and income, and generate strong cash flow. Additionally, with the exception of the company's debentures, we have virtually no external debt. I am very comfortable with our projections for 2004 and remain confident in the company's ability to return significant value to its shareholders."

       Medical premium revenues for 2003 were $962.2 million, an increase of 12.2% from the $857.7 million in 2002. For 2003, same-store commercial membership grew 8.1%. Medicare membership grew 7.1%. Over 96% of the company's Medicare members are enrolled in the Social HMO program, which provides higher federal reimbursement. In 2003 this program was not subject to risk modifiers.

       Military contract revenues for 2003 were $465.3 million, an increase of 24.6% from the $373.6 million reported in 2002. This increase is due primarily to change orders and expanded beneficiary eligibility as a result of the mobilization of reservists within Region 1. Sierra Military Health Services'(SMHS) accounts receivable balance at December 31, 2003 was $47.4 million, compared to $47.1 million at December 31, 2002. In September 2003, the company filed a protest of the loss of its bid for the TRICARE Next Generation (T-NEX) contract for the North Region. In December, the protest was denied by the Comptroller General of the United States General Accounting Office. Sierra is continuing to evaluate its options relative to the T-Nex contract. Should the company decide not to pursue further legal remedies, it is expected that SMHS will continue full operations through August 2004, followed by a phase out of activities for a period of six months thereafter.

       In November 2003, Sierra announced it had reached a definitive agreement to sell its workers' compensation subsidiary, California Indemnity Insurance Company, Inc. (CIIC), to Folksamerica Holdings Company, Inc. for $79.5 million, subject to certain adjustments. In the fourth quarter, Sierra recorded a charge of $15.6 million to reflect the reduction in the value of this business to its estimated net sales value. Additionally, the company incurred $3.4 million in other losses, primarily for reserve strengthening related to adverse claims development for prior accident years.

       Sierra Health Services, Inc., based in Las Vegas, is a diversified health care services company that operates health maintenance organizations, indemnity and workers' compensation insurers, military health programs, preferred provider organizations and multi-specialty medical groups. Sierra's subsidiaries serve over 1.2 million people through health benefit plans for employers, government programs and individuals. For more information, visit the company's website at www.sierrahealth.com.

       Statements in this news release that are not historical facts are forward-looking and based on management's projections, assumptions and estimates; actual results may vary materially. Forward-looking statements are subject to certain risks and uncertainties, which include but are not limited to: 1) potential adverse changes in government regulations, contracts and programs, including TRICARE, Medicare, Medicaid and legislative proposals to eliminate or reduce ERISA pre-emption of state laws that would increase potential managed care litigation exposure; 2) competitive forces that may affect pricing, enrollment and benefit levels; 3) unpredictable medical costs, malpractice exposure, reinsurance costs and inflation; 4) impact of economic conditions; 5) changes in healthcare and workers' compensation reserves; 6) our failure to prevail on our protest of the TRICARE Next Generation contract; 7) our failure to obtain an extension of the Medicare Social HMO contract; and 8) the amount of actual proceeds realized upon the final disposition of the workers' compensation insurance operation or the inability to dispose of such business. Further factors concerning financial risks and results may be found in documents filed with the Securities and Exchange Commission and which are incorporated herein by reference.

SIERRA HEALTH SERVICES, INC., AND SUBSIDIAIRES
Earnings Report
(Unaudited)

                                                             Three Months Ended          Twelve Months Ended
                                                                  December 31,               December 31,
                                                            ------------------------   ------------------------
                                                               2003         2002          2003         2002
                                                            -----------  -----------   -----------  -----------
                                                                   (In thousands, except per share data)
Medical Premiums ......................................... $   245,079  $   221,694   $   962,176  $   857,741
Military Contract Revenues................................     112,681       94,029       465,313      373,589
Professional Fees.........................................       9,964        7,878        37,367       30,923
Investment and Other Revenues.............................       5,643        3,301        20,223       16,382
                                                            -----------  -----------   -----------  -----------
Total Revenues............................................     373,367      326,902     1,485,079    1,278,635
                                                            -----------  -----------   -----------  -----------
Medical Expenses..........................................     190,856      181,888       762,865      712,290
    Medical Care Ratio....................................        74.8%        79.2%         76.3%        80.2%
   (Medical Expenses/Premiums and Professional Fees)

Military Contract Expenses................................     108,445       91,530       452,554      360,375
General and Administrative Expenses.......................      35,418       33,839       137,263      133,979
                                                            -----------  -----------   -----------  -----------
Operating Income from Continuing Operations...............      38,648       19,645       132,397       71,991

Interest Expense..........................................      (1,046)      (1,182)       (5,491)      (7,650)
Other Income (Expense), Net...............................          20          (82)         (223)          55
                                                            -----------  -----------   -----------  -----------
Income from Continuing Operations Before Income Taxes.....      37,622       18,381       126,683       64,396

Provision for Income Taxes................................     (13,619)      (6,152)      (44,565)     (22,088)
                                                            -----------  -----------   -----------  -----------
Income from Continuing Operations.........................      24,003       12,229        82,118       42,308

Loss from Discontinued Operations.........................     (19,171)      (7,748)      (19,792)      (5,860)
                                                            -----------  -----------   -----------  -----------
Net Income................................................ $     4,832  $     4,481   $    62,326  $    36,448
                                                            ===========  ===========   ===========  ===========
Earnings per Common Share:
Income from Continuing Operations......................... $       .88  $      .41   $      2.93  $      1.47
Loss from Discontinued Operations.........................        (.70)       (.26)         (.71)        (.20)
                                                            -----------  -----------   -----------  -----------
Net Income................................................ $       .18  $      .15   $      2.22  $      1.27
                                                            ===========  ===========   ===========  ===========
Earnings per Common Share Assuming Dilution:
Income from Continuing Operations......................... $       .80  $      .39   $      2.70  $      1.36
Loss from Discontinued Operations.........................        (.64)       (.25)         (.65)        (.19)
                                                            -----------  -----------   -----------  -----------
Net Income................................................ $       .16  $      .14   $      2.05  $      1.17
                                                            ===========  ===========   ===========  ===========

Weighted Average Common Shares Outstanding................      27,424       29,545        28,053       28,756
Weighted Average Common Shares Outstanding
  Assuming Dilution.......................................      29,861       31,520        30,421       31,141

PERIOD END MEMBERSHIP
                                                                  At December 31,
                                                            ------------------------
                                                               2003         2002
                                                            -----------  -----------
HMO
   Commercial.............................................     202,400      187,300
   Medicare...............................................      51,200       47,800
   Medicaid...............................................      39,000       36,400
Managed Indemnity.........................................      24,500       26,400
Medicare Supplement.......................................      17,500       19,300
Administrative Services...................................     193,100      221,400
TRICARE Eligibles.........................................     707,000      678,200
                                                            -----------  -----------
Total Members.............................................   1,234,700    1,216,800
                                                            ===========  ===========

SIERRA HEALTH SERVICES, INC., AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

                                                            December 31, December 31,
                                                               2003         2002
                                                            -----------  -----------
CURRENT ASSETS:
     Cash and Investments................................. $   316,046  $   228,230
     Other Current Assets.................................     130,655      127,140
     Assets of Discontinued Operations....................     533,756      565,058
                                                            -----------  -----------
          Total Current Assets............................     980,457      920,428

PROPERTY AND EQUIPMENT, NET...............................      63,109       64,868
OTHER ASSETS..............................................      90,555       80,670
                                                            -----------  -----------
TOTAL ASSETS.............................................. $ 1,134,121  $ 1,065,966
                                                            ===========  ===========
CURRENT LIABILITIES:
     Medical Claims Payable............................... $   103,749  $    98,031
     Military Health Care Payable.........................      76,605       65,223
     Current Portion of Long-Term Debt....................         163          186
     Other Current Liabilities............................     155,881      134,016
     Liabilities of Discontinued Operations...............     472,407      500,720
                                                            -----------  -----------
          Total Current Liabilities.......................     808,805      798,176

LONG-TERM DEBT (Less Current Portion).....................     116,645       60,710
OTHER LIABILITIES.........................................      57,907       50,515
                                                            -----------  -----------
TOTAL LIABILITIES.........................................     983,357      909,401
                                                            -----------  -----------
STOCKHOLDERS' EQUITY:
     Common Stock.........................................         166          155
     Treasury Stock.......................................    (112,737)     (17,148)
     Additional Paid-in Capital...........................     227,395      196,238
     Accumulated Other Comprehensive (Loss) Gain..........        (479)         381
     Retained Earnings (Accumulated Deficit)..............      36,419      (23,061)
                                                            -----------  -----------
TOTAL STOCKHOLDERS' EQUITY................................     150,764      156,565
                                                            -----------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................ $ 1,134,121  $ 1,065,966
                                                            ===========  ===========

SIERRA HEALTH SERVICES, INC., AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

                                                         For the Years Ended December 31,
                                                            ------------------------
                                                               2003         2002
                                                            -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income............................................. $    62,326  $    36,448
   Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
          Loss from Discontinued Operations...............      19,792        5,860
          Depreciation and Amortization...................      15,929       18,245
          Other Adjustments...............................       4,347        3,437
      Deferred Income Tax Assets..........................      33,689       37,931
      Changes in Assets and Liabilities...................      16,780       34,716
                                                            -----------  -----------
             Net Cash Provided by Operating
                Activities of Continuing Operations.......     152,863      136,637
                                                            -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital Expenditures, Net of Dispositions..............     (18,518)     (11,712)
   Change in Investments..................................     (12,510)    (134,954)
                                                            -----------  -----------
             Net Cash Used for Investing
                Activities of Continuing Operations.......     (31,028)    (146,666)
                                                            -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on Debt and Capital Leases....................     (59,241)     (30,399)
   Proceeds from Senior Convertible Debentures............     115,000           --
   Proceeds from Sale-Leaseback...........................          --       16,862
   Debt Issue Costs.......................................      (5,834)          --
   Purchase of Treasury Stock.............................     (99,435)          --
   Issuance of Stock in Connection with Stock Plans.......      18,121       10,159
                                                            -----------  -----------
           Net Cash Used for Financing
               Activities of Continuing Operations........     (31,389)      (3,378)
                                                            -----------  -----------
CASH USED FOR DISCONTINUED OPERATIONS.....................     (17,751)     (47,929)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......      72,695      (61,336)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..........      45,778      107,114
                                                            -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD................ $   118,473  $    45,778
                                                            ===========  ===========